Exhibit 99.1
Marathon Petroleum Corp. Reports First-Quarter 2026 Results
•First-quarter net income attributable to MPC of $511 million, or $1.73 per diluted share, adjusted net income of $487 million, or $1.65 per diluted share
•Cash from operations of $1.1 billion, reflecting safe and reliable performance while completing approximately 40% of 2026 planned turnaround activity
•Executing value-enhancing capital strategy; Garyville jet project online in 1Q26, progressing El Paso FCC upgrade (2Q26 target completion) and Robinson jet project (3Q26 target completion)
•Progressing MPLX Permian growth strategy, expected to support 12.5% annual distribution growth to MPC in 2026 and 2027
•$1.0 billion of capital returned, reinforcing commitment to industry-leading capital return; announced incremental $5 billion share repurchase authorization

FINDLAY, Ohio, May 5, 2026 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $511 million, or $1.73 per diluted share, for the first quarter of 2026. This compares with a net loss attributable to MPC of $(74) million, or $(0.24) per diluted share, for the first quarter of 2025. Adjusted net income was $487 million, or $1.65 per diluted share, for the first quarter of 2026.
Cash provided by operating activities was $1.1 billion for the first quarter of 2026, compared with $(64) million for the first quarter of 2025.
The first quarter of 2026 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $2.8 billion, compared with $2.0 billion for the first quarter of 2025.
“Our first-quarter results underscore the strength and reliability of our integrated system and our disciplined approach to capital deployment,” said Chairman, President and Chief Executive Officer Maryann Mannen. “Accelerating our planned turnaround activity in the quarter enhances our operational readiness to supply the elevated levels of current market demand. MPLX progressed its mid-single digit growth strategy through expansions across its Natural Gas and NGL value chains, underpinning distribution growth and strengthening cash flow stability to MPC, positioning us to lead in capital return.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Refining & Marketing segment adjusted EBITDA	$1,377	$489
Midstream segment adjusted EBITDA	1,598	1,720
Renewable Diesel segment adjusted EBITDA	38	(42)
Subtotal	3,013	2,167
Corporate	(274)	(210)
Add: Depreciation and amortization	24	18
Adjusted EBITDA	$2,763	$1,975

Refining & Marketing (R&M)
Segment adjusted EBITDA was $1.4 billion in the first quarter of 2026, versus $489 million for the first quarter of 2025. R&M segment adjusted EBITDA was $5.37 per barrel for the first quarter of 2026, versus $1.91 per barrel for the first quarter of 2025. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $530 million in the first quarter of 2026 and $454 million in the first quarter of 2025.
R&M margin was $17.74 per barrel for the first quarter of 2026, versus $13.38 per barrel for the first quarter of 2025. Crude capacity utilization was 89%, resulting in total throughput of 2.9 million barrels per day (bpd) for the first quarter of 2026. Results benefited from higher crack spreads, partially offset by derivative losses related to our economic hedging program.
Refining operating costs were $6.23 per barrel for the first quarter of 2026, versus $5.74 per barrel for the first quarter of 2025, reflecting higher project-related expense associated with increased turnaround activity. Full-year planned turnaround expense is unchanged, estimated at $1.35 billion.
Midstream
Segment adjusted EBITDA was $1.6 billion in the first quarter of 2026, versus $1.7 billion for the first quarter of 2025. The decrease was primarily driven by derivative losses of $77 million on economic hedges in the first quarter of 2026 and a $37 million non-recurring benefit associated with a customer agreement in the first quarter of 2025.
Renewable Diesel
Segment adjusted EBITDA was $38 million in the first quarter of 2026, versus $(42) million for the first quarter of 2025. The results reflect a stronger margin environment and recognition of clean fuel production tax credits due to clarity on 45Z regulation, partially offset by decreased utilization due to planned downtime at the Martinez Renewables joint venture facility, compared to the prior year quarter.
Corporate and Items Not Allocated
Corporate expenses totaled $274 million in the first quarter of 2026, compared with $210 million in the first quarter of 2025. The variance was primarily due to the fair value remeasurement of outstanding performance-based stock compensation driven by recent stock performance and environmental remediation expense related to historical operations at the Martinez refinery.
Financial Position, Liquidity, and Return of Capital
As of March 31, 2026, MPC had $2.2 billion of cash and cash equivalents, including $1.5 billion of cash at MPLX, and no borrowings outstanding under its $5 billion five-year bank revolving credit facility.

In the first quarter, the company returned over $1.0 billion of capital to shareholders. As of March 31, 2026, the company had $3.6 billion available under its share repurchase authorizations.
Additionally, the Board of Directors approved an incremental $5 billion share repurchase authorization. With the addition of this new authorization, the company would have had $8.6 billion available under its share repurchase authorizations as of March 31, 2026. The company may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions, accelerated share repurchases, tender offers or open market solicitations for shares, some of which may be effected through Rule 10b5-1 plans. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be suspended or discontinued at any time.
Strategic Update
MPC’s 2026 capital spending outlook (excluding MPLX) is $1.5 billion. Approximately 65% of its overall spending is focused on value enhancing capital and 35% on sustaining capital. MPC’s outlook includes high-return investments at its Galveston Bay, Robinson, El Paso, and Garyville refineries. In the first quarter of 2026, the Garyville jet flexibility project was brought online. Modifications to the hydrocracker fractionator allow current products to be upgraded to higher value jet fuel, allowing the company to take advantage of growing domestic and export demand. In addition to these multi-year investments, the company is executing shorter-term projects that offer high returns through margin enhancement and cost reduction.

Investment	Details	Expected In-Service
Garyville Jet Flexibility	Increases flexibility to maximize higher value jet fuel production to meet growing demand	1Q26 - Completed
El Paso Yield Improvement	Upgrades fluid catalytic cracker (FCC) and alkylation units to drive volume expansion	2Q26
Robinson Product Flexibility	Increases flexibility to maximize higher value jet fuel production to meet growing demand	3Q26
Galveston Bay Distillate Hydrotreater	Increases ability to supply high-value ULSD to domestic and export markets	YE27
Garyville Feedstock Optimization	Optimizes feedstock slate to enhance margin	YE27
Garyville Product Export Flexibility	Increases flexibility to produce incremental export premium gasoline and lowers costs	YE27

MPLX is investing 90% of its $2.4 billion organic growth capital plan toward opportunities to meet growing natural gas and NGL infrastructure needs. With projects concentrated in the Permian and Marcellus, two of the most prolific and competitive basins in North America, investments in these value chains reflect

MPLX’s confidence in the long-term fundamentals of the energy market, offer some of the most compelling investments in the midstream sector, and are expected to generate mid-teens returns.

Investment	Details	MPLX Ownership	Expected In-Service
Harmon Creek III	300 million cubic feet per day (MMcf/d) gas processing plant and 40 thousand bpd (mbpd) de-ethanizer	100%	3Q26
Bay Runner and Rio Bravo Pipelines	Up to 5.3 billion cubic feet per day (Bcf/d) of natural gas transport capacity between Agua Dulce, Texas, and Brownsville, Texas	30%	Bay Runner: 3Q26 Rio Bravo: 2029
Titan Complex	Increasing sour gas treating capacity from 150 MMcf/d to over 400 MMcf/d	100%	4Q26
BANGL Pipeline	Expansion from 250 mbpd to 300 mbpd	100%	4Q26
Blackcomb Pipeline	2.5 Bcf/d pipeline connecting Permian supply to Agua Dulce, Texas	34%	4Q26
Traverse Pipeline	2.5 Bcf/d pipeline designed to transport natural gas between Agua Dulce, Texas and Katy, Texas	34%	2H27
Gulf Coast Fractionators	Two 150 mbpd fractionation facilities near MPC’s Galveston Bay refinery	100%	Frac I: 2028 Frac II: 2029
Gulf Coast LPG Export Terminal JV	400 mbpd LPG export terminal	50%	2028
Marcellus Gathering System Expansion	Supports producer activity near MPLX’s Majorsville gas processing complex	100%	1H28
Eiger Express Pipeline	3.7 Bcf/d pipeline connecting Permian supply to Katy, Texas	22%	Mid-2028
Secretariat II	300 MMcf/d gas processing plant in the Delaware Basin	100%	2H28

Second-Quarter 2026 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.65
Distribution costs (in millions)	$1,625
Refining planned turnaround costs (in millions)	$300
Depreciation and amortization (in millions)	$390

Refinery throughputs (mbpd):
Crude oil refined	2,795
Other charge and blendstocks	195
Total	2,990

Corporate (includes $30 million of D&A)	$240

(a)Excludes refining planned turnaround and depreciation and amortization expense.

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

###

About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream and midstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President Finance and Investor Relations
Brian Worthington, Senior Director, Investor Relations
Alyx Teschel, Director, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Market Data
Certain relevant benchmark margin and market data, including pricing, regional and blended crack spreads and sweet and sour crude differentials, along with a hypothetical Refining and Marketing margin indicator based on such margin and market data and operational guidance provided for each quarter, is available on MPC’s Investors website at www.marathonpetroleum.com/Investors/Investor-Market-Data. MPC intends to update this information each month no later than the close of business on the second business day following the end of each month unless otherwise noted and may also provide additional updates within each month. Interested parties may register to receive automatic email alerts when the information is updated by clicking on “Sign Up” at https://www.marathonpetroleum.com/Investors/ and following the instructions provided.

Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “confidence,” “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids (“NGLs”), or renewable diesel and other renewable fuels or taxation, including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, tariffs, inflation rising interest rates or government shutdowns; the regional, national and worldwide demand for refined products and renewables and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, renewable diesel and other renewable fuels, NGLs and other feedstocks and related pricing differentials, including increased pricing volatility or supply disruptions due to the U.S.-Iran conflict and market reactions thereto; the adequacy of capital resources and liquidity and timing and amounts of free cash flow necessary to execute our business plans, effect future share repurchases and to maintain or grow our dividend; the success or timing of completion of ongoing or anticipated projects; changes to the expected construction costs and in service dates of planned and ongoing projects and investments, including pipeline projects and new processing units, and the ability to obtain regulatory and other approvals with respect thereto; the ability to obtain the necessary regulatory approvals and satisfy the other conditions necessary to consummate planned transactions within the expected timeframes if at all; the ability to realize expected returns or other benefits on anticipated or ongoing projects or planned transactions, including the recently completed acquisitions of Northwind Delaware Holdings LLC and

BANGL, LLC; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; the inability or failure of our joint venture partners to fund their share of operations and development activities; the financing and distribution decisions of joint ventures we do not control; our ability to successfully implement our sustainable energy strategy and principles and to achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the imposition of windfall profit taxes, maximum refining margin penalties, minimum inventory requirements or refinery maintenance and turnaround supply plans on companies operating within the energy industry in California or other jurisdictions; the establishment or increase of tariffs on goods, including crude oil and other feedstocks imported into the United States, other trade protection measures or restrictions or retaliatory actions from foreign governments; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; compliance costs and uncertainty associated with cap and invest programs or similar arrangements or programs in California or other jurisdictions; and the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2025, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,
(In millions, except per-share data)	2026	2025
Revenues and other income:
Sales and other operating revenues	$34,200	$31,517
Income from equity method investments	176	230
Other income	192	103
Total revenues and other income	34,568	31,850
Costs and expenses:
Cost of revenues (excludes items below)	31,261	29,360
Depreciation and amortization	809	793
Selling, general and administrative expenses	867	783
Other taxes	227	227
Total costs and expenses	33,164	31,163
Income from operations	1,404	687
Net interest and other financial costs	370	304
Income before income taxes	1,034	383
Provision for income taxes	183	37
Net income	851	346
Less net income attributable to:
Noncontrolling interests	340	420
Net income (loss) attributable to MPC	$511	$(74)

Per share data
Basic:
Net income (loss) attributable to MPC per share	$1.73	$(0.24)
Weighted average shares outstanding (in millions)	295	313

Diluted:
Net income (loss) attributable to MPC per share	$1.73	$(0.24)
Weighted average shares outstanding (in millions)	295	313

Capital Expenditures and Investments (unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Refining & Marketing	$328	$362
Midstream	892	386
Renewable Diesel(a)	—	1
Corporate(b)	32	27
Total	$1,252	$776

Capitalized interest	$30	$18

(a)    Excludes $62 million of funding to the Martinez Renewables JV due to turnaround costs in the first quarter of 2026 expected to be recovered through subsequent distributions from the JV during 2026.
(b)    Includes capitalized interest.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended March 31,
	2026	2025
Refining & Marketing margin(a)	$17.74	$13.38
Less:
Refining operating costs(b)	6.23	5.74
Distribution costs(c)	6.16	5.77
Other income(d)	(0.02)	(0.04)
Refining & Marketing segment adjusted EBITDA	$5.37	$1.91

Refining planned turnaround costs	$2.07	$1.77
Depreciation and amortization	1.51	1.58
Fees paid to MPLX included in distribution costs above	3.97	3.86

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Refining & Marketing - Supplemental Operating Data	Three Months Ended March 31,
	2026	2025
Refining & Marketing refined product sales volume (mbpd)(a)	3,551	3,446
Crude oil refining capacity (mbpcd)(b)	2,986	2,963
Crude oil capacity utilization (percent)(b)	89	89

Refinery throughputs (mbpd):
Crude oil refined	2,664	2,623
Other charge and blendstocks	186	226
Net refinery throughputs	2,850	2,849

Sour crude oil throughput (percent)	48	46
Sweet crude oil throughput (percent)	52	54

Refined product yields (mbpd):
Gasoline	1,414	1,485
Distillates	1,023	1,029
Propane	62	67
NGLs and petrochemicals	181	162
Heavy fuel oil	125	74
Asphalt	76	74
Total	2,881	2,891
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	105	44

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel data for the regions, as shown in the tables below, is calculated based on the net refinery throughput (excludes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense. Distribution costs exclude depreciation and amortization.

Gulf Coast Region	Three Months Ended March 31,
	2026	2025
Refining & Marketing margin (dollar per barrel of net refinery throughput)	$17.58	$11.75
Less:
Refining operating costs	5.34	5.25
Distribution costs	6.13	5.77
Other income	(0.09)	(0.01)
Refining & Marketing Gulf Coast adjusted EBITDA	$6.20	$0.74

Refining planned turnaround costs	$3.11	$2.28
Depreciation and amortization(a)	1.21	1.21

Refinery throughputs (mbpd):
Crude oil refined	1,113	1,013
Other charge and blendstocks	165	170
Gross refinery throughputs	1,278	1,183

Sour crude oil throughput (percent)	59	61
Sweet crude oil throughput (percent)	41	39

Refined product yields (mbpd):
Gasoline	539	598
Distillates	431	412
Propane	34	37
NGLs and petrochemicals	129	104
Heavy fuel oil	152	47
Asphalt	14	12
Total	1,299	1,210
Inter-region refinery transfers included in throughput and yields above (mbpd)	70	23

(a)    Includes refining and distribution depreciation and amortization.

Mid-Continent Region	Three Months Ended March 31,
	2026	2025
Refining & Marketing margin (dollar per barrel of net refinery throughput)	$14.10	$13.03
Less:
Refining operating costs	6.20	4.94
Distribution costs	6.37	5.58
Other (income) loss	0.03	(0.06)
Refining & Marketing Mid-Continent adjusted EBITDA	$1.50	$2.57

Refining planned turnaround costs	$1.56	$0.63
Depreciation and amortization(a)	1.54	1.59

Refinery throughputs (mbpd):
Crude oil refined	1,044	1,127
Other charge and blendstocks	77	65
Gross refinery throughputs	1,121	1,192

Sour crude oil throughput (percent)	28	24
Sweet crude oil throughput (percent)	72	76

Refined product yields (mbpd):
Gasoline	612	640
Distillates	386	434
Propane	18	21
NGLs and petrochemicals	32	32
Heavy fuel oil	15	11
Asphalt	63	62
Total	1,126	1,200
Inter-region refinery transfers included in throughput and yields above (mbpd)	8	7

(a)    Includes refining and distribution depreciation and amortization.

West Coast Region	Three Months Ended March 31,
	2026	2025
Refining & Marketing margin (dollar per barrel of net refinery throughput)	$25.71	$17.94
Less:
Refining operating costs	8.34	8.75
Distribution costs	5.80	6.18
Other income	(0.04)	(0.02)
Refining & Marketing West Coast adjusted EBITDA	$11.61	$3.03

Refining planned turnaround costs	$0.76	$3.27
Depreciation and amortization(a)	2.13	2.42

Refinery throughputs (mbpd):
Crude oil refined	507	483
Other charge and blendstocks	49	35
Gross refinery throughputs	556	518

Sour crude oil throughput (percent)	66	65
Sweet crude oil throughput (percent)	34	35

Refined product yields (mbpd):
Gasoline	280	256
Distillates	215	184
Propane	10	9
NGLs and petrochemicals	29	34
Heavy fuel oil	27	42
Asphalt	—	—
Total	561	525
Inter-region refinery transfers included in throughput and yields above (mbpd)	27	14

(a)    Includes refining and distribution depreciation and amortization.

Midstream Operating Statistics (unaudited)

	Three Months Ended March 31,
	2026	2025
Pipeline throughputs (mbpd)(a)	5,788	6,022
Terminal throughputs (mbpd)	2,976	3,095
Gathering system throughputs (million cubic feet per day)(b)	6,488	6,516
Natural gas processed (million cubic feet per day)(b)	9,406	9,781
C2 (ethane) + NGLs fractionated (mbpd)(b)	634	660

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Renewable Diesel Financial Data (unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Renewable Diesel margin(a)	$133	$26
Less:
Operating costs(b)	67	70
Distribution costs(c)	28	22
Other income(d)	—	(24)
Renewable Diesel segment adjusted EBITDA	$38	$(42)

Planned turnaround costs	$1	$11
JV planned turnaround costs	29	8
Depreciation and amortization	16	18
JV depreciation and amortization	22	22

(a)Sales revenue less cost of renewable inputs and purchased products.
(b)Excludes planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Select Financial Data (unaudited)

	March 31, 2026	December 31, 2025
(in millions of dollars)
Cash and cash equivalents	$2,151	$3,672
Total consolidated debt(a)	32,825	32,876
MPC debt	7,191	7,223
MPLX debt	25,634	25,653
Equity	23,427	24,086

(in millions)
Shares outstanding	293	295

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC and Adjusted Diluted Income Per Share
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance. Adjusted diluted income per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
We believe the use of adjusted net income attributable to MPC and adjusted diluted income per share provides us and our investors with important measures of our ongoing financial performance to better assess our underlying business results and trends. Adjusted net income attributable to MPC or adjusted diluted income per share should not be considered as a substitute for, or superior to net income attributable to MPC, diluted net income per share or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to MPC and adjusted diluted income per share may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Net income (loss) attributable to MPC	$511	$(74)
Pre-tax adjustments:
Clean fuel production tax credit(a)	(32)	—
Tax impact of adjustments(b)	8	—
Adjusted net income (loss) attributable to MPC	$487	$(74)

Diluted income (loss) per share	$1.73	$(0.24)
Adjusted diluted income (loss) per share	$1.65	$(0.24)

Weighted average diluted shares outstanding	295	313

(a)    Recognition of 2025 clean fuel production tax credits as a result of proposed regulatory guidance issued in February of 2026 which clarified the qualification criteria for 45Z credits.
(b)    Income taxes for the three months ended March 31, 2026 were calculated by applying a federal statutory rate and a blended state tax rate to the pre-tax adjustments. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Net income (loss) attributable to MPC	$511	$(74)
Net income attributable to noncontrolling interests	340	420
Provision for income taxes	183	37
Net interest and other financial costs	370	304
Depreciation and amortization	809	793
Renewable Diesel JV depreciation and amortization	22	22
Refining & Renewable Diesel planned turnaround costs	531	465
Renewable Diesel JV planned turnaround costs	29	8
Clean fuel production tax credit(a)	(32)	—
Adjusted EBITDA	$2,763	$1,975

(a)    Recognition of 2025 clean fuel production tax credits as a result of proposed regulatory guidance issued in February of 2026 which clarified the qualification criteria for 45Z credits.

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products, which includes impacts from derivative activity. We use and believe our investors use this non-GAAP financial measure to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Refining & Marketing segment adjusted EBITDA	$1,377	$489
Plus (Less):
Depreciation and amortization	(387)	(406)
Refining planned turnaround costs	(530)	(454)
Selling, general and administrative expenses	650	624
(Income) loss from equity method investments	2	(5)
Other income	(101)	(68)
Refining & Marketing gross margin	1,011	180
Plus (Less):
Operating expenses (excluding depreciation and amortization)	3,248	2,984
Depreciation and amortization	387	406
Gross margin excluded from and other income included in Refining & Marketing margin(a)	(44)	(70)
Other taxes included in Refining & Marketing margin	(52)	(70)
Refining & Marketing margin	$4,550	$3,430

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.

Refining & Marketing Margin by region:

	Three Months Ended March 31,
	2026			2025
	Margin	Net Refinery Throughput	Margin	Margin	Net Refinery Throughput	Margin
Region	(in millions)	(mbpd)	($/bbl)	(in millions)	(mbpd)	($/bbl)
Gulf Coast	$1,913	1,208	$17.58	$1,227	1,160	$11.75
Mid-Continent	1,412	1,113	14.10	1,390	1,185	13.03
West Coast	1,225	529	25.71	813	504	17.94
Refining & Marketing	$4,550	2,850	17.74	$3,430	2,849	13.38

Refining & Marketing Adjusted EBITDA by region:

	Three Months Ended March 31,
	2026			2025
	Adjusted EBITDA	Net Refinery Throughput	Adjusted EBITDA	Adjusted EBITDA	Net Refinery Throughput	Adjusted EBITDA
Region	(in millions)	(mbpd)	($/bbl)	(in millions)	(mbpd)	($/bbl)
Gulf Coast	$674	1,208	$6.20	$78	1,160	$0.74
Mid-Continent	150	1,113	1.50	274	1,185	2.57
West Coast	553	529	11.61	137	504	3.03
Refining & Marketing Segment	$1,377	2,850	5.37	$489	2,849	1.91

Renewable Diesel Margin
Renewable Diesel margin is defined as sales revenue plus value attributable to qualifying regulatory credits earned during the period less cost of renewable inputs and costs for purchased product, including from our Martinez Renewables JV. We use, and believe our investors use, this non-GAAP financial measure to evaluate our Renewable Diesel segment’s operating and financial performance. This measure should not be considered a substitute for, or superior to, Renewable Diesel gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Renewable Diesel Segment Adjusted EBITDA to Renewable Diesel Gross Margin and Renewable Diesel Margin (unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Renewable Diesel segment adjusted EBITDA	$38	$(42)
Plus (Less):
Depreciation and amortization	(16)	(18)
JV depreciation and amortization	(22)	(22)
Planned turnaround costs	(1)	(11)
JV planned turnaround costs	(29)	(8)
Selling, general and administrative expenses	8	9
(Income) loss from equity method investments	29	(16)
Other income	(28)	(3)
Renewable Diesel gross margin	(21)	(111)
Plus (Less):
Operating expenses (excluding depreciation and amortization)	117	98
Depreciation and amortization	16	18
Martinez JV depreciation and amortization	21	21
Renewable Diesel margin	$133	$26